EXHIBIT 99.1

For Immediate Release: February 7, 2006

OCCIDENTAL PETROLEUM ANNOUNCES RECORD 2005 EARNINGS

LOS ANGELES -- Occidental Petroleum Corporation (NYSE:OXY) announced net income for the fourth quarter 2005 of $1.152 billion ($2.84 per share), compared with $742 million ($1.86 per share) for the fourth quarter 2004. Core earnings for the fourth quarter were $1.158 billion ($2.86 per share), compared with $680 million ($1.70 per share) for the same period in 2004.

Net income for the twelve months 2005 was $5.281 billion ($13.09 per share), compared with $2.568 billion ($6.49 per share) for the twelve months 2004. Core income was $3.964 billion ($9.83 per share) for 2005, compared with $2.499 billion ($6.32 per share) for 2004. See the attached schedules for a reconciliation of net income to core earnings for the fourth quarter and twelve months.

In announcing the results, Dr. Ray R. Irani, chairman, president and chief executive officer, said, "Occidental's strong fourth quarter operational and financial performance capped off the third consecutive year in which net income and operating cash flow reached new highs. Net income for the quarter was up by 55 percent, compared to the fourth quarter of 2004. Worldwide production which averaged 589,000 barrels of oil equivalent per day, an increase of 4.8 percent from the third quarter, was the highest quarterly production rate in Occidental's history. The production exit rate for the month of December was 596,000 barrels of oil equivalent per day.

In addition to record financial results, 2005 was notable for a number of important achievements that we expect to contribute to future production and earnings growth. We were the first U.S. oil company to return to Libya since the lifting of U.S. sanctions, and we are currently the largest holder of Libyan oil and gas exploration and production acreage. We enhanced our industry-leading position in the Permian Basin in Texas and New Mexico through a series of producing property acquisitions. We expanded our presence in Oman and our core area of the Middle East by winning an interest in the development of the giant Mukhaizna oil field. We also announced our plan to acquire Vintage Petroleum in a transaction aimed at strengthening the company's prospects for material growth in Latin America, California and the Middle East. The acquisition was approved by Vintage shareholders and completed in January 2006. We continued strengthening our balance sheet, which led each of the four major rating agencies to upgrade our credit rating to the "single A" level. A strong balance sheet allows us to compete for large international growth projects."

Oil and Gas

Oil and gas segment earnings were $1.859 billion for the fourth quarter 2005, compared with $1.179 billion for the fourth quarter 2004, an increase of over 57 percent. The fourth quarter 2005 included a $9 million insurance premium increase related to Hurricane Rita in the Gulf of Mexico. After adjusting for the impact of this increase, core earnings were $1.868 billion for the quarter. The improvement in the fourth quarter 2005 core earnings included $759 million from higher worldwide crude oil and gas prices and $148 million from higher crude oil and natural gas sales volumes, partially offset by higher operating, exploration, and other costs, and increased DD&A rates.

Chemicals

Chemical segment earnings were $165 million for the fourth quarter 2005, compared with $125 million for the fourth quarter 2004. The fourth quarter 2005 included a $6 million charge due to higher insurance premiums directly related to Hurricane Rita in the Gulf of Mexico. After adjusting for the impact of this increase, core earnings were $171 million for the fourth quarter 2005, compared with $125 million for last year's fourth quarter, an increase of 37 percent.

The improvement in the fourth quarter 2005 core earnings was due to contributions from the chlor-alkali operations acquired from Vulcan, higher margins in chlorine, caustic soda and polyvinyl chloride resulting from higher sales prices, partially offset by higher energy and feedstock costs.

Twelve-Month Results

Net income for the twelve months of 2005 was $5.281 billion and core income was $3.964 billion. Oil and gas core income of $6.337 billion increased 48 percent from the preceding year. The increase was due to higher worldwide crude oil and gas prices and sales volumes; partially offset by higher exploration expense, operating costs and increased DD&A rates. Chemical core income of $777 million increased 88 percent from the preceding year. The increase was due to higher margins resulting from higher prices in chlorine, caustic soda and polyvinyl chloride; partially offset by higher energy and feedstock costs.

The 2005 net income includes the effects of several significant items related to investments – a $463 million after-tax gain resulting from Valero's acquisition of Premcor and subsequent sale of Valero shares received, and an $89 million after-tax gain from the sale of 11 million shares of Lyondell Chemical Company stock; taxes -- a $619 million tax benefit related to the resolution of certain IRS tax issues and a $335 million tax benefit due to the reversal of tax reserves no longer required; and a $98 million after-tax charge from the write-off of certain chemical plants.

Net income for the twelve months of 2004 was $2.568 billion and core income was $2.499 billion. The 2004 net income included two significant items -- $77 million after-tax income due to the increase in the carrying value of the investment in Lyondell, resulting from Lyondell's issuing additional shares pursuant to their acquisition of Millennium Chemical Company, and $47 million of tax benefits related to the resolution of certain IRS tax issues.

Production

Worldwide production for the fourth quarter of 2005 averaged 589,000 barrels of oil equivalent (BOE) per day, compared with 558,000 BOE per day for the fourth quarter of 2004. Daily production in the fourth quarter of 2005 increased by 5.6 percent over last year. December 2005 production averaged 596,000 BOE per day. The fourth quarter of 2005 included production of 29,000 BOE per day from the 2005 Permian acquisitions and 24,000 BOE per day from Libya. Compared to a year ago, production under the company’s production-sharing contracts in Oman, Qatar, Yemen and Long Beach was negatively impacted by higher prices. If prices had remained at the fourth quarter 2004 levels, production in the fourth quarter of 2005 would have been about 9,000 BOE per day higher.

Worldwide production for the twelve months of 2005 averaged 568,000 BOE per day, slightly higher than the 566,000 BOE per day for the twelve months of 2004. Horn Mountain's daily production for the twelve months of 2005 was 14,000 BOE per day, compared with 21,000 BOE per day in 2004; 3,000 BOE per day of the decline was the result of weather in the Gulf of Mexico and scheduled maintenance downtime. The impact of higher prices resulted in lower production under the company's production-sharing contracts in Oman, Qatar, Yemen and Long Beach of about 11,000 BOE per day. The twelve months of 2005 included production of 17,000 BOE per day from the 2005 Permian acquisitions and 8,000 BOE per day from Libya.

Statements in this release that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks such as drilling of unsuccessful wells, global commodity pricing fluctuations, changes in tax rates, and supply/demand consideration for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

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Contacts:  Lawrence P. Meriage (media)

           310-443-6562

           Kenneth J. Huffman (investors)

           212-603-8183

           For further analysis of Occidental's quarterly

           performance, please visit the website: www.oxy.com

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Fourth Quarter		Twelve Months
(In millions, except	----------------		----------------
per-share amounts)	2005	2004	2005	2004
================================	=======	=======	=======	=======
SEGMENT NET SALES
Oil and Gas	$ 3,027	$ 2,073	$10,416	$ 7,582
Chemical	1,262	985	4,641	3,675
Other	41	24	151	111
	-------	-------	-------	-------
Net sales	$ 4,330	$ 3,082	$15,208	$11,368
================================	=======	=======	=======	=======
SEGMENT EARNINGS
Oil and Gas	$ 1,859	$ 1,179	$ 6,293	$ 4,290
Chemical	165	125	607	414
	-------	-------	-------	-------
	2,024	1,304	6,900	4,704
Unallocated Corporate Items
Interest expense, net (a)	(23)	(53)	(201)	(240)
Income taxes (b)	(764)	(466)	(2,020)	(1,708)
Other (c)	(89)	(11)	593	(150)
	-------	-------	-------	-------

Income from Continuing Operations	1,148	774	5,272	2,606
Discontinued operations, net	4	(32)	6	(38)
Cumulative effect of accounting
changes, net	--	--	3	--
	-------	-------	-------	-------
NET INCOME	$ 1,152	$ 742	$ 5,281	$ 2,568
	=======	=======	=======	=======
BASIC EARNINGS PER COMMON SHARE
Income from continuing
operations	$ 2.83	$ 1.94	$ 13.07	$ 6.59
Discontinued operations, net	0.01	(0.08)	0.01	(.10)
Cumulative effect of accounting
changes, net	--	--	0.01	--
	-------	-------	-------	-------
	$ 2.84	$ 1.86	$ 13.09	$ 6.49
	=======	=======	=======	=======
DILUTED EARNINGS PER COMMON SHARE
Income from continuing
operations	$ 2.79	$ 1.91	$ 12.89	$ 6.50
Discontinued operations, net	0.01	(0.08)	0.01	(.10)
Cumulative effect of accounting
changes, net	--	--	0.01	--
	-------	-------	-------	-------
	$ 2.80	$ 1.83	$ 12.91	$ 6.40
	=======	=======	=======	=======
AVERAGE BASIC COMMON SHARES
OUTSTANDING	405.5	399.1	403.3	395.6
================================	=======	=======	=======	=======

See footnotes on following page.

(a) The fourth quarter of 2005 includes a $1 million interest charge to redeem an unsecured subsidiary note and purchase in the open market various amounts of Occidental's medium term notes. The twelve months of 2005 includes $41 million of interest charges to redeem all of the outstanding 5.875-percent senior notes, 4.1-percent medium term notes and 7.65-percent senior notes and to purchase in the open market and retire various amounts of Occidental senior notes and unsecured subsidiary notes. The fourth quarter 2004 includes a $1 million interest charge to purchase in the open market and retire various amounts of Occidental's notes. The twelve months of 2004 includes a $16 million interest charge to redeem all of the outstanding Trust Preferred Redeemable Securities and purchase various amounts of Occidental notes.

(b) The twelve months of 2005 includes a $335 million tax benefit due to the reversal of tax reserves no longer required as U.S. federal corporate returns for tax years 1998-2000 became closed by lapsing of the statute of limitations, a $619 million tax benefit resulting from a closing agreement with the U.S. Internal Revenue Service (IRS) resolving certain foreign tax credit issues and a $10 million charge related to a state income tax issue. The twelve months of 2004 includes a $47 million credit related to settlements with the IRS.

(c) The twelve months of 2005 includes a $726 million pre-tax gain from Valero's acquisition of Premcor and the subsequent sale of the Valero shares received and a $140 million pre-tax gain from the sale of 11 million shares of Lyondell Chemical Company stock, which represented approximately 27 percent of Occidental's investment. The twelve months of 2004 includes $121 million of equity income resulting from Lyondell's issuing additional shares pursuant to their acquisition of Millennium Chemical Company. Under SEC SAB No. 51, Occidental was required to record its share of the increase in Lyondell's net equity resulting from the issuance.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Fourth Quarter		Twelve Months
	----------------		----------------
($ millions)	2005	2004	2005	2004
================================	=======	=======	=======	=======

CAPITAL EXPENDITURES	$ 762	$ 573	$ 2,423	$ 1,843
	=======	=======	=======	=======
DEPRECIATION, DEPLETION AND
AMORTIZATION OF ASSETS	$ 409	$ 334	$ 1,485	$ 1,303
================================	=======	=======	=======	=======

SUMMARY OF OPERATING STATISTICS

	Fourth Quarter		Twelve Months
	----------------		----------------
	2005	2004	2005	2004
================================	=======	=======	=======	=======

NET OIL, GAS AND LIQUIDS
PRODUCTION PER DAY

United States
Crude oil and liquids (MBBL)
California	78	81	76	78
Permian	170	152	161	154
Horn Mountain	14	13	13	19
Hugoton and other	3	3	3	3
	-------	-------	-------	-------
Total	265	249	253	254

Natural Gas (MMCF)
California	247	242	242	237
Hugoton and other	139	125	133	127
Permian	180	125	170	130
Horn Mountain	6	7	8	13
	-------	-------	-------	-------
Total	572	499	553	507

Latin America
Crude oil and liquids (MBBL)
Colombia	36	37	36	37
Ecuador	43	44	42	46
	-------	-------	-------	-------
Total	79	81	78	83

Middle East / North Africa
Crude oil and liquids (MBBL)
Oman	13	13	17	13
Qatar	42	48	42	45
Yemen	24	30	28	32
Libya	24	--	8	--
	-------	-------	-------	-------
Total	103	91	95	90

Natural Gas (MMCF)
Oman	25	66	44	55

Other Eastern Hemisphere
Crude oil and liquids (MBBL)
Pakistan	5	6	5	7

Natural Gas (MMCF)
Pakistan	77	79	77	75

Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	564	534	543	540
Other Interests
Colombia-minority interest	(4)	(5)	(4)	(4)
Russia-Occidental net interest	28	27	28	29
Yemen-Occidental net interest	1	2	1	1
	-------	-------	-------	-------
Total Worldwide Production (MBOE)	589	558	568	566
================================	=======	=======	=======	=======

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core earnings," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following tables set forth the core earnings and significant items affecting earnings for each operating segment and corporate:

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Fourth Quarter
($ millions, except	----------------------------------
per-share amounts)	2005	EPS	2004	EPS
================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 1,152	$ 2.84	$ 742	$ 1.86
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 1,859		$ 1,179
Less:
Hurricane insurance charge	(9)		--
	-------		-------
Segment Core Earnings	1,868		1,179
	-------		-------
Chemicals
Segment Earnings	165		125
Less:
Hurricane insurance charge	(6)		--
	-------		-------
Segment Core Earnings	171		125
	-------		-------
Total Segment Core Earnings	2,039		1,304
	-------		-------
Corporate
Corporate Results --
Non Segment*	(872)		(562)
Less:
Gain on Lyondell stock
issuance	--		121
Settlement of tax issues	--		27
Debt purchase expense	(1)		--
Hurricane insurance charge	--		(15)
Tax effect of pre-tax
adjustments	6		(39)
Discontinued operations, net**	4		(32)
	-------		-------
Corporate Core Results --
Non Segment	(881)		(624)
	-------		-------
TOTAL CORE EARNINGS	$ 1,158	$ 2.86	$ 680	$ 1.70
================================	=======	=======	=======	=======

 *Interest expense, income taxes, G&A expense and other, and non-core items

**Amounts shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

	Twelve Months
($ millions, except	----------------------------------
per-share amounts)	2005	EPS	2004	EPS
================================	=======	=======	=======	=======
TOTAL REPORTED EARNINGS	$ 5,281	$ 13.09	$ 2,568	$ 6.49
	=======	=======	=======	=======
Oil and Gas
Segment Earnings	$ 6,293		$ 4,290
Less:
Contract settlement	(26)		--
Hurricane insurance charge	(18)		--
	-------		-------
Segment Core Earnings	6,337		4,290
	-------		-------
Chemicals
Segment Earnings	607		414
Less:
Write-off of plants	(159)		--
Hurricane insurance charge	(11)		--
	-------		-------
Segment Core Earnings	777		414
	-------		-------
Total Segment Core Earnings	7,114		4,704
	-------		-------
Corporate
Corporate Results --
Non Segment*	(1,619)		(2,136)
Less:
Debt purchase expense	(42)		--
Trust preferred redemption charge	--		(11)
Gain on sale of Lyondell shares	140		--
Gain on Premcor-Valero shares	726		--
Gain on Lyondell stock issuance	--		121
State tax issue charge	(10)		--
Settlement of federal
tax issues	619		47
Reversal of tax reserves	335		--
Equity investment impairment	(15)		--
Equity investment hurricane
insurance charge	(2)		--
Hurricane insurance charge	(10)		(15)
Tax effect of pre-tax
adjustments	(219)		(35)
Discontinued operations, net**	6		(38)
Cumulative effect of accounting
changes, net**	3		--
	-------		-------
Corporate Core Results --
Non Segment	(3,150)		(2,205)
	-------		-------
TOTAL CORE EARNINGS	$ 3,964	$ 9.83	$ 2,499	$ 6.32
================================	=======	=======	=======	=======

 *Interest expense, income taxes, G&A expense and other, and non-core items.

**Amounts shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

	Fourth Quarter		Twelve Months
	----------------		----------------
($ millions)	2005	2004	2005	2004
================================	=======	=======	=======	=======
PRE-TAX
INCOME / (EXPENSE)

Oil & Gas
Exploration impairments	(32)	(42)	(118)	(101)

Chemicals
Production process write-off	--	(12)	--	(12)
Insurance reserves	--	(2)	--	(2)

Corporate
Environmental remediation	(33)	(59)	(62)	(59)
Insurance and litigation reserves	--	(16)	--	(16)